EXHIBIT 10.46
AMENDED AND RESTATED
DEPOSIT ACCOUNT CONTROL AGREEMENT
     THIS AMENDED AND RESTATED DEPOSIT ACCOUNT CONTROL AGREEMENT (“Amended Agreement”) is dated May 24, 2007 (but effective as of the Effective Date) by and among BancorpSouth Bank (together with its successors and assigns, “Bank”), Hancock Fabrics, Inc. (together with its successors and assigns, the “Company”) and Wachovia Bank, National Association, in its capacity as agent pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the parties thereto as lenders (in such capacity, together with its successors and assigns, “Agent”).
W I T N E S S E T H
     WHEREAS, Bank maintains for the use of the Company the following deposit accounts:
01-210513 (the “Concentration Account”)
01-236083 (the “Operating Account”)
01-247794 (the “Merchandise Vendor AP Account”)
     which deposit accounts are hereinafter referred to collectively as the “Deposit Accounts”, and individually, each as a “Deposit Account”;
     WHEREAS, Bank additionally maintains for the use of the Company the following deposit accounts:
01-230662 (the “Salaried Payroll Account”)
60-550191 (the “Hourly Payroll Account”)
60-466018 (the “Pension Benefits Account”)
     which deposit accounts are hereinafter referred to collectively as the “Payroll Accounts”, and individually, each as a “Payroll Account”;
     WHEREAS, the Company maintains numerous deposit accounts with numerous financial institutions (including Bank) throughout the United States into which are deposited revenues generated by Company’s various stores, which deposit accounts are hereinafter referred to collectively as the “Store Accounts”, and individually, each as a “Store Account”;
     WHEREAS, pursuant to the terms of a Deposit Account Control Agreement dated June 29, 2005, by and among the Bank, the Company and the Agent (the “Prior Agreement”) and pursuant to the Loan Agreement as therein defined, Agent and the parties to the Loan Agreement as lenders (collectively, together with their respective successors and assigns, “Lenders”) have a security interest in, among other things, all right, title and interest of the Company in and to the following, whether now or hereafter existing or arising (collectively, the “Deposit Account Collateral”): (a) the Deposit Accounts, (b) all checks, money orders, drafts, instruments, electronic funds transfers and other items and forms of remittances and all funds and other amounts at any time paid, deposited or credited (whether for collection, provisionally or otherwise), held or otherwise in the possession or under the control of, or in transit to, Bank or any agent or custodian thereof for credit to or to be deposited in any Deposit Account, (c) all funds and cash balances or other amounts in or attributable to any Deposit Account, and (d) any and all proceeds of any of the foregoing;
     WHEREAS, on March 19, 2007, Agent served Bank with a Notice of Exclusive Control pursuant to Section 2 of the Prior Agreement;
     WHEREAS, pursuant to Section 7(a) of the Prior Agreement, on March 20, 2007, Bank gave written notice to the Agent and to the Company of Bank’s intention to terminate the Prior Agreement thirty (30) days from said date;
     WHEREAS, on March 21, 2007, the Company commenced a voluntary Chapter 11 bankruptcy case as case number 07-10353(BLS) on the docket of the United States Bankruptcy Court for the District of Delaware;
     WHEREAS, the Company and the Agent desire to continue the terms and conditions of the Prior Agreement, notwithstanding the pending termination of the same, and the Bank is willing to amend and restate the terms and conditions of the Prior Agreement, but on the amended terms and conditions set forth in this Amended Agreement;
     NOW, THEREFORE, in order for the Company to comply with the requirements of Agent and Lenders under their financing arrangements with the Company, as authorized by the Bankruptcy Court, the Company, Bank and Agent agree as follows:
     1. Deposit Account Collateral. Bank hereby represents, warrants and covenants with and to Agent and Lenders that: Bank has established and will maintain the Deposit Accounts and has identified the Company as the sole owner of the Deposit Accounts, subject to the rights of Agent therein as provided herein; the records of Bank do not reflect, and it has not received any notice of, any assignment or pledge of, or security interest in the Deposit Accounts or any of the other Deposit Account Collateral (other than the pledge and security interest of Agent referred to herein), or any notice of any adverse claim with respect to any of the same; Bank has not entered and will not enter into any agreement with any person other than Agent by which it is obligated for any reason to comply with instructions from such other person as to the disposition of funds in or from the Deposit Accounts or with respect to any other dealings with any of the Deposit Account Collateral; Bank will not agree that any person other than the Company or Agent is the Bank’s customer with respect to any Deposit Account; the Deposit Accounts are each a “deposit account” as such term is defined in the UCC; Bank acknowledges that it holds and will hold possession of the Deposit Account Collateral consisting of instruments and money as bailee for Agent and for the benefit of Agent, subject to the terms and provisions of this Amended Agreement; and Bank is hereby irrevocably authorized and instructed to change the designation of the customer on any Deposit Account to Agent upon the request of Agent and Bank shall so change the customer promptly upon such request by Agent. This

Amended Agreement shall be inapplicable to any account maintained by Company at Bank other than the Deposit Accounts, the Payroll Accounts and the Store Accounts.
     2. Control.
     (a) Notwithstanding any other term or provision of this Amended Agreement or any other agreement between Bank and the Company or otherwise, Bank is hereby irrevocably authorized and directed to, and Bank agrees that it will, comply with written instructions originated by Agent directing the disposition of funds from time to time in any Deposit Account or as to any other matters relating to any Deposit Account or any of the other Deposit Account Collateral without further consent by the Company (which instructions may include the giving of stop payment orders for any items being presented to a Deposit Account for payment).
     (b) Bank shall not permit the Company or any of its affiliates to withdraw any amounts from, to draw upon or otherwise exercise any authority or powers with respect to the Concentration Account and Bank shall not at any time honor, any instructions with respect to the Concentration Account, other than those approved in writing by Agent.
     3. Remittance of Funds; Use of Cash Management Facilities.
     (a) Unless the Company is otherwise directed by the Agent, the Company shall cause all Deposit Account Collateral to be deposited into the Concentration Account. Each banking day, Bank shall transfer to Agent all available funds in the Concentration Account by wire to Wachovia Bank, ABA #053000219, Account Name: Wachovia Bank National Association, Account Number: 5000000030295, Reference: Hancock Fabrics.
     (b) Unless otherwise agreed to in writing between Agent and the Company, the proceeds of the loans and advances made by Agent and Lenders to the Company pursuant to the terms and conditions set forth in the Loan Agreement and related documents, agreements, and instruments that are deposited into the Operating Account will be utilized by the Company to fund, subject to the terms and conditions set forth in this Amended Agreement, (i) all transactions made by Company on the Payroll Accounts and (ii) all other transactions made by Company on the Operating Account. Each banking day, or so often as may be required, Company, through use of Bank’s cash management facilities, shall transfer available funds in the Operating Account to the Payroll Accounts in such amounts as are sufficient, in the Company’s determination, to fund all transactions made on the Payroll Accounts. Nothing contained in this subsection (b) or any other provision contained in this Amended Agreement or otherwise shall or shall be construed to obligate or create in any way any liability or responsibility on the part of Agent or any Lender to fund or to ensure that the Company has sufficient funds to make the payments specified in this subsection or any other payments related to the operation of the Company’s business.
     (c) Bank will permit transactions on the Deposit Accounts and the Payroll Accounts only to the extent that sufficient funds are available therein. Bank may reject any ACH Debit Entry for the Payroll Accounts if sufficient funds are not available therein at least two (2) banking days prior to the Effective Entry Date. [As used in this subsection (c), the terms “ACH”, “Debit”,

“Entry” and “Effective Entry Date” shall have the respective meanings ascribed in Bank’s cash management agreements with the Company.]
     (d) The Company will cause funds to be transferred from the Operating Account into the Merchandise Vendor AP Account in amounts sufficient to fund, in the Company’s determination, all transactions made on the Merchandise Vendor AP Account. Bank will permit transactions on the Merchandise Vendor AP Account only to the extent that sufficient funds are available therein. Within thirty (30) days following the Effective Date, Agent or Company shall cause the Merchandise Vendor AP Account to be closed and the available balance therein to be transferred to Agent’s order.
     (e) Notwithstanding any provision of this Amended Agreement to the contrary, until Agent otherwise advises Bank in writing, Company shall have access to all of the Deposit Accounts via Bank’s cash management facilities for the following purposes (with reference parenthetically to the name of Bank’s cash management products which may be used by Customer to accomplish such purposes):
     (i) Concentration Account: Company may deposit Deposit Account Collateral into the Concentration Account (Express Deposit Services). Company may originate ACH entries to transfer funds to the Concentration Account from any Store Account (InView).
     (ii) Operating Account: Company may make transfers from the Operating Account and may originate outgoing wires from the Operating Account (InView). Company may run fraud, error detection and reconciliation cash management products on the Operating Account (Positive Pay).
     (iii) Merchandise Vendor AP Account: Until such time as the Merchandise Vendor AP Account is closed pursuant to Section 3(b) hereof, Company may make transfers from the Merchandise Vendor AP Account and may originate outgoing wires from the Merchandise Vendor AP Account (InView). Company may run fraud, error detection and reconciliation cash management products on the Merchandise Vendor AP Account (Positive Pay).
     (iv) Payroll Accounts: Company may make transfers from the Payroll Accounts. Company may run fraud, error detection and reconciliation cash management products on the Payroll Accounts (Positive Pay).
     (v) All Accounts: In addition, with regard to all Deposit Accounts, including the Concentration Account, all Payroll Accounts, and all Store Accounts maintained at Bank, Company may view all transactions on all such accounts and may retrieve all balance information concerning all such accounts. (InView).

     4. Indemnity; Bank’s Responsibility. The Company agrees to indemnify, defend and hold harmless Bank against any loss, liability or expense (including reasonable fees and disbursements of counsel) incurred in connection with this Amended Agreement, including any action taken by Bank pursuant to the instructions of Agent, except to the extent due to the gross negligence or willful misconduct of Bank or breach of any of the provisions hereof. The Company confirms and agrees that neither Bank nor Agent or Lenders shall have any liability to the Company for wrongful dishonor of any items or transaction as a result of any instructions of Agent or otherwise in accordance with the terms of this Amended Agreement. Bank shall have no duty to inquire or determine whether the obligations of the Company to Agent or Lenders are in default, or whether Agent or Lenders are authorized by the Bankruptcy Court, the Loan Agreement, applicable law or otherwise to take any action, or whether Agent is entitled to give any such instructions, and Bank is fully entitled to rely upon such instructions from Agent (even if such instructions are contrary or inconsistent with any instructions or demands given by the Company).
     5. Statements, Confirmations and Notices of Adverse Claims. At such time or times as Agent may request, Bank will promptly report to Agent the amounts received in and held in the Deposit Accounts and will furnish to Agent any copies of bank statements, deposit tickets, deposited items, debit and credit advices and other records maintained by Bank under the terms of its arrangements with the Company (as in effect on the date hereof). Agent will reimburse Bank for its reasonable expenses in providing such items to Agent. Upon receipt of notice of any lien, encumbrance or adverse claim against any Deposit Account Collateral, Bank will promptly notify Agent and the Company thereof.
     6. Subordination of Bank’s Security Interest; Setoff Rights; Bank’s Fees and Expenses.
          (a) In the event that at any time Bank has a security interest in or lien upon any of the Deposit Account Collateral, such security interest and lien of Bank shall be subject and subordinate to the security interest and lien of Agent therein. Bank shall not for any reason charge, debit, deduct or offset, or exercise any security interest or lien rights, against any checks, automated clearinghouse transfers or other form of remittances at any time deposited in or credited to any Deposit Account, except that Bank may setoff against funds in the Deposit Accounts (i) for all amounts due to Bank in respect of its fees and expenses as provided in Section 6(c) hereof that are unpaid and outstanding, (ii) for the amount of any checks, automated clearinghouse transfers, items or other form of remittances that have been credited to any Deposit Account and subsequently returned unpaid or lawfully demanded to be refunded by any paying or collecting bank(whether for insufficient funds or any other reason), (iii) for the amount of any checks, automated clearinghouse transfers, items or other form of remittances which have been credited to any Deposit Account incorrectly by reason of inadvertent error which is corrected as soon as practicable after the discovery of such error, and (iv) for any overdrafts arising as a result of any of the foregoing; provided, that, Bank shall first setoff for such amounts due to it against funds held in the Operating Accounts before any other Deposit Account.
          (b) In the event that the funds in the Operating Account or any other Deposit

Account are insufficient to reimburse Bank for any amounts specified in Section 6(a) above, Agent shall reimburse Bank upon demand for all such amounts; provided, that, (i) in respect of amounts specified under clause (i) of 6(a) above, Agent shall have first received written demand from Bank for payment of such fees and expenses prior to the date that is 60 days after the date such fees or expenses were due and payable to Bank, and (ii) in respect of amounts specified in clauses (ii), (iii) and (iv) of Section 6(a) above, Agent received final payment in respect thereof and Agent has received notice of failure of the Company to pay Bank prior to the date that is 90 days after such check, automated clearinghouse transfer items, or other form of remittance is returned to the Bank or such demand is made to Bank or such error was discovered by Bank. The Company shall reimburse Agent for any amounts paid by Agent to Bank under this Section 6(b) or otherwise under this Amended Agreement promptly upon demand by Agent (without inquiry as to, and regardless of, any dispute between the Company and Bank). Such amounts shall be paid to Agent by Company (or at Agent’s option, Agent may charge any loan account of the Company or its affiliates maintained by Agent) without offset, defense or counterclaim.
          (c) As compensation for Bank’s services rendered to Agent and to Company under this Amended Agreement, Bank shall be entitled to the fees and expenses set forth in Exhibit “A” hereto.
     7. Termination. In the event that the Bankruptcy Court shall require that any of the Deposit Accounts yield earnings or be bonded or secured as provided in 11 U.S.C. § 345, then Bank may at any time thereafter immediately terminate this Amended Agreement upon written notice to the Company and Agent. Otherwise, this Amended Agreement cannot be changed, modified or terminated except that this Amended Agreement may be terminated either: by Bank upon thirty (30) days prior written notice to the Company and Agent and upon written notice by Agent to Bank. In the event that for any reason this Amended Agreement shall be terminated, Bank will, on the effective date of such termination, transfer all available funds in the Deposit Accounts to the account of Agent specified in Section 3(a) hereof.
     8. Notices. All notices hereunder to the Bank shall be in writing, sent by telecopier and by nationally recognized overnight courier with instructions to deliver the next business day, and shall be deemed to have been given or made when Bank has had a reasonable period of time to act thereon (but in no event longer than two business days after the Bank has received such notice). All notices to any other party hereunder shall be in writing and deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if by certified mail, return receipt requested, five (5) days after mailing. All notices to any party shall be given to its address set forth below (or to such other address as any party may designate by notice in accordance with this Section).
     9. Customer Agreements. This Amended Agreement supplements all other agreements between the Company and Bank with respect to the Deposit Accounts, as such agreements may now exist or may hereafter be amended and whether now existing or hereafter arising, including, but not limited to, all agreements pertaining to use of Bank’s cash management facilities and the daily transmission limits set forth therein. No consent of the Agent or the Lenders shall be required to amend any such other agreement or for the Company and the Bank to enter into any additional agreement. In the event of any inconsistency between this Amended Agreement and the terms of such other agreements of the Company or its affiliates with Bank, the terms of this Amended Agreement control.
     10. Governing Law. This Amended Agreement shall be governed by the laws of the State of Mississippi. Notwithstanding anything to the contrary contained in any other agreement among any of the parties hereto, for purposes of the UCC, the State of Mississippi shall be deemed to be the Bank’s jurisdiction within the meaning of Section 9-304 of the UCC. All references to the “UCC” herein shall mean the Uniform Commercial Code as in effect on the date hereof in the State of Mississippi.
     11. Counterparts. This Amended Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amended Agreement by telefacsimile or other means of electronic transmission shall have the same force and effect as the delivery of an original executed counterpart of this Amended Agreement. Any party delivering an executed counterpart of any such agreement by telefacsimile or other means of electronic transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of such agreement.
     12. Successors and Assigns. Agent and Lenders are relying upon this Amended Agreement in providing financing to the Company and this Amended Agreement shall be binding upon the Company and Bank and their respective successors and assigns and inure to the benefit of Agent and Lenders and their respective successors and assigns.
     13. Effect on Prior Agreement. This Amended Agreement replaces and supersedes the Prior Agreement. No pre-petition amounts are owed by Company or by Agent to Bank, and no pre-petition amounts are owed by Bank to Company or to Agent.
     14. Effective Date. This Amended Agreement, regardless of when executed by the parties, shall be effective as of March 21, 2007 (the “Effective Date”).
[SIGNATURE PAGE FOLLOWS]

AMENDED AND RESTATED
DEPOSIT ACCOUNT CONTROL AGREEMENT
SIGNATURE PAGE
HANCOCK FABRICS, INC.

By:

Title:

Address for Notices:
One Fashion Way
Baldwyn, MS 38824
Attention: Larry D. Fair
Telecopy: 662-365-6025
WACHOVIA BANK, NATIONAL ASSOCIATION, as Agent

By:

Title:

Address for Notices:
Heritage Square II, Suite 1050
5001 LBJ Freeway
Dallas, TX 75244
Attention: Portfolio Manager
Telecopy: 214-761-9044
BANCORPSOUTH BANK

By:

Title:

Address for Notices:
Corporate Banking Department
201 South Spring Street
Tupelo, Mississippi 38804
Attention: Coy Livingston
Telecopy: 662-680-2261
with a copy to:
Cash Management Department
6363 Poplar Avenue, Suite 429
Memphis, Tennessee 38119
Attention: E.P. Morgan
Telecopy: 901-374-0860
with a copy to:
Cash Management Department
2830 West Jackson Street, Building B
Tupelo, Mississippi 38801
Attention: Tracey Hall
Telecopy: 662-620-4029